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EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Simon Property Group, L.P. (the "Company") on Form 10-Q for the period ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David Simon David Simon Chairman and Chief Executive Officer Simon Property Group, Inc. General Partner of Simon Property Group, L.P.
Date: November 14, 2008
/s/ Stephen E. Sterrett Stephen E. Sterrett Executive Vice President and Chief Financial Officer Simon Property Group, Inc. General Partner of Simon Property Group, L.P.
Date: November 14, 2008

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  EXHIBIT 32